UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 placeCityWashington, StateD.C. PostalCode20549

                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 6, 2014

                           DIVERSIFIED RESOURCES. INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                         None                   98-0687026
   -------------------------      -----------------           --------------
 (State or other jurisdiction    (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)

                             1789 W.Littleton Blvd.
                               Littleton. CO 80120
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (303) 797-5417

                                       N/A
               --------------------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01  Entry into a Material Definitive Agreement

     On June 6, 2014, the Company entered into an agreement with an independent oil and gas company to acquire oil and gas properties consisting of:

     o 48 producing oil and gas wells, all of which will be operated by the Company after closing,

     o    leases covering approximately 10,400 gross and net acres, and

     o    miscellaneous equipment.

     If the acquisition is completed, the Company will have:

     o an average working interest of approximately 100% (80% net revenue interest) in the 48 producing wells, and

     o an average 100% working interest (80% net revenue interest) in the oil and gas leases.

     The oil and gas properties are located in the Horseshoe-Gallup field in placeCitySan Juan County, StateNew Mexico.

     The purchase price for the oil and gas properties, subject to ordinary closing adjustments, will be payable in cash of $6,000,000 and 900,000 in restricted shares of the Company's common stock.

     The closing of the transaction is subject to the completion of title reviews by the Company and other conditions which are normal for a transaction of this nature.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 6, 2014

                                    DIVERSIFIED RESOURCES, INC.


                                    By: /s/ Paul Laird
                                        --------------------------------------
                                        Paul Laird, Chief Executive Officer